EXHIBIT 10.2

Clear  Channel  Satellite  Services

Title

Satellite  Service  Agreement
-----------------------------

Project/Circuit  ID                         Contract
                                            SSA-(1002020-001

1.  Overview
This Agreement, made between Clear Channel Satellite Services (referred to herein as "CCSS"), with its principal office located at 7402 S. Revere Parkway, Suite 450, Englewood, Colorado, USA, and the customer, identified hereinafter as "Client," and is effective on the date of signature below ("Effective Date") by the Authorized Representatives of both CCSS and the Client. This Agreement may consist of several counterparts, which taken together shall constitute but one instrument. This agreement consists of the Satellite Service Agreement and any other Supplemental Addenda incorporated by reference and made part hereof.

Client  Name:                     SkyFrames,  LLC
Address:                          1111  Town  and  Country  Road
                                  Building  30
                                  Orange,  CA  92868
Phone:                            714-473-6763
Fax:                              714-836-0871

WHEREAS: CCSS and the Client (collectively, the "Parties") have reached agreement concerning the provision of satellite services, and in consideration of the mutual covenant herein expressed, the Parties, through their authorized agents or officers, hereby agree to the Terms and Conditions below.

2.   Glossary
Agreement: This Service Agreement and appendices and Attachments specifically referenced in this Agreement.

CCSS Personnel: Agents, employees or subcontractors engaged by CCSS. Client Personnel: Agents, employees, contractors or remarketers engaged by Client.

Commercially Operational: A satellite or a transponder that is capable of carrying communication traffic.

Contract Date: As to each service or transponder on the Satellite, the first date on which a binding agreement for the taking of such service or purchase of such transponder has been executed by both the client and CCSS. Notwithstanding the foregoing, any service provided to the United State government or any department or agency thereof, whether through a prime contract or a subcontract shall be deemed to have a Contract Date prior to the Contract Date of this Agreement.

Earth Station: The antennas and associated ground facilities equipment used to transmit communication signals via communications satellite in space.

End-of-Life (EOL): The date on which, in The Satellite Operator's reasonable judgment, a satellite should be taken out of service because of insufficient fuel.

Failed Satellite or Satellite Failure: A satellite: (1) on which one or more or the basic subsystems fail, rendering the use of the satellite for its intended purposes impractical, as determined by The Satellite Operator in its reasonable business judgment, or on which more than one-half of the transponders are transponder failures, and (2) that The Satellite Operator has declared a failure.


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Failed Transponder or Transponder Failure:  With respect to any transponder used to  provide service to Client under this Agreement, any of the following events:

     1. Such Transponder is subject to a continuous Interruption of more than one hundred twenty-one (121) hours: (For the purpose of this definition, measurement of periods of Interruption hereunder shall commence when Client has notified The Satellite Operator thereof.);

     2. Ten (10) or more Outage Units shall occur with respect to such Transponder within any seven hundred (720) hours.

     3. Where it is reasonably and mutually ascertainable by The Satellite Operator and Client, by the number and nature of the Interruption(s) that the Transponder has failed or is about to fail.

Fully Protected Service of Fully Protected Transponder: A satellite service or transponder that, if restoration thereof is needed as a result of a satellite failure, or as a result of a transponder failure under circumstances in which no

Protection Transponder is available on the satellite on which such satellite service or transponder is located, is entitled to restoration, subject to availability of facilities and to the conditions of the applicable contract, on another satellite.

Interruption: Any period during which a transponder fails to meet the transponder Performance Specifications and such circumstances preclude the use of the transponder for its intended purpose. Where the Client utilizes a portion of or the entire transponder for multiple services, outage credits will be given to the Client on the basis of the actual number of services that are rendered unusable or interrupted in relation to the total number of services provided to that client on the transponder.

Non-Preemptible Service or Non-Preemptible Transponder: A satellite service or transponder that may not be preempted at any time to restore a Protected Service or Protected Transponder, but that is not entitled to be restored by preempting a Preemptible Service or Preemptible Transponder.

Outage Unit: An Interruption of a transponder for a period of fifteen (15) minutes or more.

Party:  One  of  the  signatories  to  this  Agreement.

Person: any individual, corporation, partnership, joint venture, association or other legal entity.

Preemptible Service or Preemptible Transponder: A satellite service or transponder that may be preempted at any time to restore (1) a Satellite failure, (2) a Protected Service or Protected Transponder that becomes a transponder failure, or (3) other service offerings of The Satellite Operator, including but not limited to, construction and launch delay protection and launch failure protection.

Protected  Service  or  Protected  Transponder:  a  Replacement  Transponder,

Preemptible Transponder or unassigned transponder used to restore a Protected Service.

Protected Transponder: A Replacement transponder, Preemptible Transponder or unassigned transponder used to restore a Protected Service.

Replacement Transponder: A Spare Transponder Amplifier and its associated components, which is accessible for purposes of restore and which is capable of carrying communications traffic within the parameters as described in the

Transponder  performance  Specifications  for  the  transponder  to be restored.

Satellite Operator: The company which provisions and maintains space-time on communications satellites.

SCPC:  Single  channel  per  carrier.

Termination Value: the net present value as of the date of termination of this Agreement of the remaining unpaid service charges payable hereunder, computed as if this Agreement remained in effect until the Projected Termination Date, utilizing a discount rate equal to five percent (5%) per annum, plus late charges on such amount from the date of termination until payment is made in full.


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Transponder: A C-band radio frequency transmission channel on the satellite used to provide service to Client pursuant to the terms of this Agreement. When used in the lower case, "transponder" means a C-band or Ku-band radio frequency transmission channel on a communication satellite.
Transponder performance specifications: The specification for the performance of the Transponder set forth by the satellite manufacturer and operator.

Transponder-Protected Service or Transponder-Protected Transponder: a satellite service or transponder that my not be preempted to restore another service or transponder, that is itself entitled to be restored by Protection Transponders on the same satellite but that is not entitled to be restored if there is no such Protection Transponder available.

TT&C: Tracking, telemetry, and control services for the Satellite to be provided by The Satellite Operator, including periodic station keeping and attitude control maneuvers, power management and fuel management.

3.  Scope

3.1 Client hereby agrees to purchase and CCSS agrees to provide service(s) as described in Appendix A on the terms and conditions specified below and subject to the terms and conditions set forth in the appendices and Attachments hereto, which are incorporated by reference herein and made a part hereof.

3.2 Clear Channel Satellite Services, and its subcontractors will provide client services(s) as described in Appendix A hereto, on the Satellite Operator communications satellite designated in Appendix A ("the Satellite"). The transponder assignment will be changed only if the assigned Transponder becomes a Transponder Failure or to prevent interference by or to Client's operations. Client is responsible for providing, operating and maintaining uplink and/or downlink equipment at its location(s).

4.  Terms  and  Payment

4.1 The term of this Agreement shall commence on or before the dates as set forth in Appendix a and shall end as set forth in Appendix A. Expiration of the term shall not terminate or discharge any pre-existing obligation of either Party to the other Party.

4.2 Client shall pay to CCSS the amounts listed for services described on appendix A payable monthly in advance in accordance with paragraph 4.3 below. Deposits are due prior to circuit initiation. Client shall make payment to CCSS by company check sent by US mail or courier to Clear Channel Satellite Service's address as listed in this Agreement; by wire transfer to an account designated by CCSS as CCSS may from time to time specify; or by authorized company credit card as specified by client and verified by CCSS.

4.3 CCSS will render monthly bills to Client prior to the due date for payment, which shall be the first (1st) day of each month in which the service is provided. CCSS will assess a late charge of _____ (___) percent per _____ [Confidential and filed separately with the SEC] on payments not received by the due. Clear Channel Satellite Services' failure to render bills or its delay in billing shall not relieve Client of its obligation to pay CCSS, when and as due, for all services provided hereunder or of its obligation to pay any applicable late charges, in addition to any other right CCSS may have under this Agreement, CCSS may suspend Client's service upon five (5) business days' notice for failure to pay any sums due to CCSS hereunder.


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4.4  Monthly charges are exclusive of taxes, duties and user fees.  Client shall pay directly for all taxes, duties and user fees, including any privilege or excise taxes based upon gross revenue pertaining to the service used by Client or to the satellite on which such service is provided and allocable to such service, or shall reimburse CCSS within ten (10) days of notice by CCSS for same if CCSS pays such taxes, duties.

4.5 The monthly charges shall increase by ______ percent (____%) [Confidential and filed separately with the SEC] over the prior ear's monthly charge beginning on the first anniversary of this Agreement and at the end of each twelve month period thereafter beginning with the second payment due date and continuing with each payment thereafter.

5.  TERMS  AND  TERMINATION

5.1 Subject to Paragraphs 5.2 and 5.3 below, the term of this Agreement shall end on the earliest of: (1) the Projected Termination Date set forth in Appendix A of this Agreement, (2) the EOL or Replacement Date of the Satellite, or (3) the date that the Transponder or the Satellite on which Client is taking service becomes a Transponder Failure or a Satellite Failure, respectively, and Client's service cannot be restored in accordance with appendix A unless within seven (7) days after any such event CCSS or the Satellite Operator provides service on another transponder on the Satellite or on alternate facilities provided, that, if CCSS or the Satellite Operator offers such alternate facilities on terms different from those specified herein, Client's use of such alternate facilities shall be subject to such different terms.

5.2 Either Party may terminate this Agreement within ninety (90) days after it acquires knowledge of an event listed below and upon ten (10) days prior written notice of:

     5.2.1 The FCC denies, revokes or suspends any authorization, approval, license or permit required to position or operate the Satellite, or otherwise to provide service to Client on the terms and condition contained in this agreement, and the Satellite Operator is unable to obtain relief from the FCC's action enabling performance of Clear Channel Satellite Service's obligations hereunder within one hundred and eighty (180) days of the government or government agency's action becoming administratively final and not subject to further government or government agency review.

     5.2.2 The Other Party is unable to perform its obligations as a result of becoming insolvent or the subject of insolvency proceedings, including without limitation, if the other Party is judicially declared insolvent or bankrupt, or if any assignment is made of the other Party's property for the benefit of its creditors or if a receiver, conservator, trustee in bankruptcy or other similar officer is appointed by a court of competent jurisdiction to take charge of all or any substantial part of the other Party's property, or if a petition is filed by or against the other Party under any provision of the Bankruptcy Act not or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after filing.

5.3 In addition, CCSS may terminate this Agreement within ninety (90) days after it acquires knowledge of an event listed below and upon ten (10) days prior written notice if:

     5.3.1 Client defaults in making any payment due hereunder and does not cure such default within five (5) business days of the due date for such payment.

     5.3.2 Client's use of the service fails to conform to the operating procedures and, in Clear Channels satellite Service's reasonable judgment, such nonconforming use might harm the Satellite or interfere with the use of the Satellite by others and Client does not, immediately upon discovery or notification by CCSS or the Satellite Operator, bring its use into compliance with such operating procedures.


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5.4  In the event Client terminated this Agreement for reasons other than as set forth in Item 5.3.1 of this Article, Client shall pay the total of the monthly amounts set forth in Appendix A for the balance of the term.

5.5 Termination of this Agreement shall not relieve either Party from fulfilling any outstanding financial obligation to the other Party under this Agreement.

6.  OPERATIONAL  MATTERS

6.1 Satellite Transponder-Protected Service: If the satellite transponder utilized for this service fails (Transponder Failure), the satellite Operator shall immediately initiate all reasonable measure, consistent with protecting the satellite and all services provided thereon, to restore the Transponder Failure as quickly as practicable. Restoration shall be effected if technical and operational circumstances permit, in the following manner and order, on a first-needed, first-served basis: first, by utilizing similar service on any available Replacement Transponder of the same Transponder Class on the provisioned Satellite; and second, if no such Replacement Transponder is available, by using an unassigned or Preemptible Transponder of the same Transponder Class on the provisioned Satellite, if available. If no such Protection Transponder is available on the provisioned Satellite, Client's service shall not be restored on this satellite. The Transponder-Protected Transponder on which service is provided to Client may not be preempted by CCSS or by the Satellite Operator to restore another service or transponder.

6.2 Earth Station requirements and Satellite Access Specifications: Earth station requirements, satellite access specifications and operating procedures will be provided by CCSS prior to circuit initiation. Client agrees to conform its uplink earth station transmissions to the access specifications and comply with the operating procedures set forth. If needed, prior to commencing use of the service provided hereunder, Client, at its expense shall provide CCSS with any descrambling or decoding devices that may be required for signal monitoring. Unless final commission of equipment is performed by CCSS, Client must contact CCSSs' Technical Operations Center and demonstrate the earth station's ability to perform in accordance with the access specifications prior to transmitting from a Client-provided earth station.

6.3 Improper Operation: In the event of any failure of Client to comply with the satellite access specifications or operating parameters stated in Appendix A, or if operation by Client interferes materially with CCSSs' other satellite services or with the Satellite Operator's use of other transponders, Client agrees to correct such improper operation immediately upon discovery of receiving notice from CCSS of the occurrence of such improper operation. The client must have available personnel able to respond at the site within 15 minutes of notification. If the client cannot support the response in the specified time frame, a serial modem is required to be connected to the transmission equipment and be accessible at all times at the site. The control modem number will be supplied to CCSS. In the event of Client's failure to discontinue, CCSS or its subcontractors may take such action as is reasonable and necessary in the circumstances to eliminate such improper operation, including suspending Client's use of the service provided hereunder, with out any liability for loss or damage whatsoever, until such time as Client is able to operate in a proper manner. Client will pay to CCSS _______ Dollars ($____.00) [Confidential and filed separately with the SEC] for each minute improper operation continues commencing 15 minutes after the Client has been notified by CCSS or the Satellite Operator of the improper operation unless Client discovers the improper operation prior to the time CCSS or Satellite operator notifies Client, in which case the improper operation shall be measured from the time of discovery.


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6.4  Action  to  Protect  Satellite:  the Satellite Operator shall have sole and exclusive control of operation of the Satellite. If circumstances occur which in the Satellite Operator's reasonable judgment pose a threat to the stable operation of the Satellite, CCSS, or the Satellite Operator shall have the right to take appropriate action to protect the Satellite, including discontinuance or suspension of operation of the Satellite, the transponder on which Client is taking service, or any other transponder, without liability to Client, except that Client shall receive a credit computed as provided in Item 6.8.1 of this Agreement. CCSS shall give Client as much notice as practical under the circumstances of any such discontinuance or suspension. If it becomes necessary to discontinue or suspend service on one or more transponders on the Satellite, and operational circumstances allow the Satellite Operator to select the transponder or transponders to be discontinued or suspended, including the transponder on which Client is taking service, the Satellite Operator will make such selection as it sees fit without any liability to Client, except that Client shall receive a credit computed as provided in Item 6.8.1 of this Agreement. In addition, the Satellite Operator reserves the right to periodically transmit essential stationkeeping signals to selected transponders including Clients' Transponders. Such transmissions will not degrade the performance of such receiving transponder.

6.5 Testing: CCSS or the Satellite Operator may suspend service to Client hereunder on such notice as is reasonable under the circumstances for purposes of testing in connection with a failure or suspected failure of a component of subsystem of the Satellite or any transponder thereon, or in response to an order of a court or governmental agency, or to determine the cause or source of any interference. In addition, during the last four months of the Service Term, the Satellite Operator may suspend service to Client through CCSS for testing of the Satellite or a successor satellite for any purpose not contemplated by the preceding sentence, provided that such testing (i) is performed on at least two
(2) weeks' notice to Client; (ii) isn't performed for more than two (2) hours during any single twenty-four (24) hour continuum; (iii) is performed on days and at hours selected to minimize inconvenience to Client and Client's Designees. Client shall be granted a credit computed in accordance with Item
6.8.1 for any suspension of service pursuant to this Paragraph, except in the case of testing requested by Client that does not result in discovery of ay failure to meet the Transponder Performance Specification. The Satellite Operator reserves the right to periodically transmit station keeping signals to selected transponders, including without limitation, clients' Transponder. Such transmissions will not degrade the performance of the receiving transponders.

6.6 Applicable law: Construction, launch, location and operation of the Satellite and the Satellite Operator's satellite system are subject to all applicable laws and regulation, including with limitation, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC. All parties shall comply with all such applicable laws and regulations.

6.7 Notices: All notices regarding technical or operational matters requiring immediate attention shall be given by telephone followed by written confirmation. Each party shall designate a point(s) of contact where the other Party may call seven (7) days a week, twenty-four (24) hours a day. All other notices and requests by one Party to the other shall be in writing and deemed to be duly given on the same business day if sent by fax, telecopy or electronic mail or hand delivered during the receiving Party's regular business hours, or on the date of receipt if sent by pre-paid overnight, registered or certified mail and delivered to the Party's address as listed below or to such other address as the Party may designate.


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CCSS:                                    CLIENT:

Clear  Channel  Satellite  Service       SkyFrames,  LLC
7042  S.  Revere  Parkway, Suite 450     1111 Town and Country Road, Building 30
Englewood,  CO  80112                    Orange,  CA  92868
Attention:  General  Manager             Attn:  Chet  Noblett
Telephone:  303-925-1708                 Telephone:  714-473-6736
Fax:             303-325-1714            Fax:             714-836-0871

With  a  copy  to:

Clear  Channel  Communications,  Inc.
200  East  Base  Road
San  Antonio,  Texas  78209
Attention:  Legal  department
Telephone:  (210)  822-2828
Fax:             (210)  832-3428

6.8  Interruptions

     6.8.1 The length of an Interruption shall be measured from the time CCSS receives notice of same from Client until service is restored. All interruption reports are subject to confirmation by the Satellite Operator. Only interruptions of the satellite service are covered; interruptions due to client's equipment problems are not. Credit for an Interruption of one day shall be 1/30 of the monthly charge. CCSS or the Satellite Operator will provide Client with written confirmation of the date and length of any Interruption. Credit for Interruptions to and including twenty-four (24) hours will be allowed as follows:

          Length  of  Interruption  Credit
          Less  than  1  minutes  None
          15 minutes up to but not including 3 hours 1/10 day 3 hours up to but not including 6 hours 1/5 day
          9  hours  up  to  but  not  including  9  hours  2/5  day
          9  hours  up  to  but  not  including  12  hours  3/5  day
          12  hours  up  to  but  not  including  15  hours  4/5  day
          15  hours  up  to  24  hours  inclusive  One  day

     6.8.2 No more than one day's credit will be allowed for any period aggregating twenty-four (24) hours. Credit will be allowed in one-fifth (1/5) day multiples for each three (3) hour period of Interruption or fraction thereof for Interruptions in excess of twenty-four (24) hours.

     6.8.3 No credit shall be payable for Interruptions due to (i) the fault of Client of any Client third Party, (ii) the failure or unavailability of Client's services or equipment, or satellites, transponders, facilities, services or equipment furnished to Client by any other entity, (iii) sun outage or rain fade, (iv) suspension of service made in accordance with this agreement, or (v) any cause for which CCSS is otherwise not responsible.

6.9 Indemnification: During any period Client, Client's successors, subcontractors or transferees ("Client Designees") access any transponder, Client shall indemnify and hold CCSS and its affiliates, their respective officers, directors, employees and agents harmless from and against all loss,


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liability,  damage,  claims and expense, including but not limited to attorneys'
fees and disbursements, arising from or related to L (i) claims for libel, slander, infringement of copyright or other intellectual property rights arising from the communications transmitted by Client or Client's Designees; and (ii) any other claim arising from any use of the service provided to Client or Client's Designees.

7.  CONTENT  OF  TRANSMISSIONS

7.1 Client will not use the service, and will not authorize or permit Client's Designees to use the service to transmit unlawful programming of any nature. Client and Client's Designees will not transmit communications containing "sexually explicit conduct" as defined in 18 U.S.C. 2256 (2) unless the depiction or description of such conduct in a communication is integrally related to and advances the thematic content of the communication and such content has serious literary, artistic, political or scientific value.

7.2 CCSS or the Satellite Operator may terminate, prevent or restrict any communications using the service provided hereunder as a means of transmission if such actions (i) are undertaken at the request of by direction of a governmental agency (including the FCC), or (ii) are taken subsequent to the institution against CCSS, the Satellite Operator, Client or Client's Designees, any legal entity affiliated with any of them or any of the directors, officers, agents or employees of the Parties, Client's Designees or their affiliates, of criminal, civil or administrative proceedings or investigations based upon the content of such communications.

7.3 CCSS or the Satellite Operator may terminate, prevent or restrict any communications using the service provided hereunder as a means of transmission if (i) such actions are reasonably appropriate to avoid violation of applicable law; or (ii) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the content of such communications will be instituted against CCSS or the Satellite Operator, any affiliated company, or any of the directors, officers, agents or employees of CCSS or the Satellite Operator or their affiliated companies; or (iii) such communications will expose CCSS or the Satellite Operator to costs, expenses, liability, damages, fines or other penalties from which CCSS in its sole discretion or the Satellite Operator is not adequately protected by arrangements for compensation, indemnity and insurance provided by Client. Under the circumstances set forth in the preceding sentence, CCSS shall provide two days' advance notice to Client that it intends to take action to terminate, prevent or restrict such communications, in which even Client or Customer's Designees, as appropriate, may, during the period of notice, suspend, and agree to continue to suspend, use of the service to transmit any communications which is the subject of the notice, and any communications of a similar nature until such times as, in the opinion of the Satellite Operator's counsel, the communications ca be resumed without risk, in which event CCSS will not terminate, prevent or restrict such communications so long as Client and Client's Designees, as appropriate, remain in compliance with the terms of said agreement and this Article.

7.4 A decision by CCSS or the Satellite Operator at any time that action to terminate, prevent or restrict communications is or is not warranted shall not operate to, or be deemed to, limit or waive CCSS or the Satellite Operator's right to take or not take action at another time to terminate, prevent or restrict communications.

7.5 In the event any criminal, civil or administrative proceeding or investigation or claim of any kind is instituted against CCSS or the Satellite Operator, any affiliate thereof, or any of the directors, officers, agents or employees of CCSS or the Satellite Operator or its affiliates (the "Indemnified Parties"), based upon the content of any communications which is transmitted using the service provide hereunder, Client shall indemnify and save harmless the Indemnified Parties from all costs, expenses (including attorney fees and disbursements and expert witness fees), liabilities and damages of any nature, including without limitation, to the extent permitted by law, any fines or other penalties resulting from or arising out of such proceedings or investigations. CCSS or the Satellite Operator shall have the right, but no the obligation, to require Client to conduct the defense of CCSS and the Satellite Operator in any such proceedings or investigations at the expense of Client. If CCSS or the Satellite Operator elects to conduct its own defense, client shall nevertheless remain liable for all costs, expenses, liabilities and damages resulting from or arising out of such proceedings or investigations.

8.  LIMITATION  OF  LIABILITY
Client hereby acknowledges and agrees that CCSSs' entire liability under this Agreement is limited as set forth below.

8.1 No warranties, expressed, implied, or statutory, including any warranty of merchantability or fitness for a particular purpose, apply to the service provided hereunder or the equipment and facilities used to provide such service. As a material condition of receiving service hereunder at the price specified herein, and in regard to any and all causes arising out of or relating to this Agreement, including but not limited to claims of negligence, breach of contract or warranty, failure of a remedy to accomplish its essential purpose of otherwise, Client agrees that CCSSs' entire liability for damages or losses arising out of mistakes, omissions, interruptions, delays, errors or defects of any kind with respect to its performance of this Agreement, or the use or operation of the Satellite, the transponder used to provide service to Client hereunder, or of other satellites, transponders, facilities, services or anything done in connection therewith, regardless of whether occasioned by CCSS or The Satellite Operator's negligence, shall be limited to a refund or waiver of the applicable charges for service.

8.2 CCSS and its suppliers and subcontractors shall not be liable in connection with this Agreement for an indirect, incidental, consequential, special, punitive or other similar damages (whether in contract, tort, strict liability or under an other theory of liability) including but not limited to cost of substitute services or facilities, loss of actual or anticipated revenues or profits, loss of business, clients or good will, or damages and expenses arising out of third Party claims. The foregoing exclusion shall apply even if CCSS has been advised of the possibility of such damages

8.3 Neither Party shall be liable to the other for any failure of or delay in performance hereunder due to causes beyond its reasonable control. These causes include but are not limited to: acts of God; fire, flood or other natural catastrophes; the need to comply with any law or any rule, order, regulation or direction of the United State Government, or of any other government, including state and local governments having jurisdiction over wither Party, or of any department, agency commission, bureau, court or other instrumentality thereof, or of any civil or military authority; national emergencies; insurrections; riots; acts of was, quarantine restrictions; embargoes; or strikes, lockouts, work stoppages or other labor difficulties.

9.  GENERAL  PROVISIONS

9.1 Amendments: This Agreement may only be amended in writing with specific reference to this Agreement which has been signed by authorized representative of the Parties involved.

9.2 No Third Parties: Nothing contained in this Agreement shall be deemed or construed by the Parties or by any third party to create any rights, obligations or interests in third parties; or to create the relationship of principal and agent, partnership or joint venture or any other fiduciary relationship or association between the Parties.

9.3 Non-Waiver: No failure on the part of either Party to notify the other Party of any noncompliance hereunder, and no failure on the part of either Party to exercise its rights hereunder shall prejudice any remedy for any subsequent noncompliance, and any waiver by either Party of any breach of noncompliance with any term or condition of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breaches or noncompliance with any term or condition. All remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by a Party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this agreement in law or in equity.

9.4 Headings: All headings in this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any article, paragraph or subparagraph hereof.

9.5 Counterparts: This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were upon the same Agreement.

9.6 Execution and Assignment: Each Party shall bear its respective costs and expenses in connection with the preparation, execution, delivery and performance of this Agreement. Client shall not assign or transfer its rights or obligations under this Agreement without CCSSs' prior written consent. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their allowed successors and assignees.

9.7 Choice of Law, Waiver of Jury Trial: This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. The Parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, inconvenience of forum, the lack of personal jurisdiction, the sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with Section 5 of this Agreement) or the like in any such action or suit. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUCH ACTION OR SUIT.

9.8 Licensing: Each Party will be solely responsible for obtain or maintaining all regulatory licenses, approvals, and permission necessary for the provision of its services and facilities.

9.9 Force Majeure: Neither Party shall be liable to the other for any loss or damage resulting from delay or failure to perform its obligations under this Agreement, or any contract hereunder, either in whole or part, here such delay or failure shall be due to causes beyond its reasonable control including, but not limited to war, riots or other acts of civil disobedience, insurrection, acts of God, restraints imposed by governments of any other supranational legal authority, or any other industrial or trade disputes, fires, explosions, storm, flood, lightning, earthquakes, and other natural calamities.

9.10 Non-Disclosure of Terms: The Parties shall hold this Agreement and the terms hereof in strict confidence and neither Party shall disclose to third parties the prices, payment terms, schedules, and other terms and conditions of this Agreement without the written consent of the other Party except as required by Government review or audit.

9.11 Entire Agreement: The Agreement, including all Appendices and Attachments, represents the entire understanding and agreement between the Parties with respect to the subject matter hereof, supersedes all prior negotiations and agreements between the Parties concerning that subject matter, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both parties.

10  Remedies
     The parties agree to negotiate in good faith within two weeks of the execution of this document in appropriate remedy, if required.

     Client  waives  any  right  it  may  have to delay any payment obligations.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective on the date first below written.

ACCEPTED  AND  AGREED  TO:

   /s/  Chet  Noblett               Date:  10-7-2002
----------------------------------
Name:  Chet  Noblett
Title:    Chairman,  SkyFrames,  Inc.

ACCEPTED  AND  AGREED  TO:

   /s/  Don  Harms                  Date:  10-6-2002
----------------------------------
Don  Harms
Vice-President/General  Manager
Clear  Channel  Satellite  Services

                                   Appendix A
                                   ----------

Circuit  ID#:

COMPANY:     SkyFrames,  LLC

Description  of  Service(s):
     Satellite Bandwith and power for data transmission purposes SCPC duplex space segment

Specifications

[CONFIDENTIAL  and filed separately with the Securities and Exchange Commission]

Note: Submission of these execution copies to you does not constitute an offer by Clear Channel Satellite Services and the capacity referenced therein remains subject to availability until such time as the Agreement has been fully executed.

[CONFIDENTIAL  and filed separately with the Securities and Exchange Commission]

______________________________               ______________________________
Duly Authorized Representative               Duly Authorized Representative
Clear  Channel  Satellite  Services          Company:  SkyFrames
Name:                                        Name:  Chet  Noblett
Title:                                       Title:
Date:                                        Date:

________________________
1 As measured at Clear Channel Satellite Service's Network Operations Center in Denver, Colorado
2 The client must have available personnel able to respond at the site with in 15 minutes of notification. If the client cannot support the response in the specified time frame, a serial modem is required to be connected to the transmission equipment and accessible at all times at the site.

SPECIAL  TERMS:

1. CCSS will provide bandwidth on a _______ basis for use basis for use by the SkyFrames VSAT network as detailed herein. SkyFrames will have first right of refusal to convert the bandwidth to a ____________ status based on CCSS terms and conditions. [Confidential and filed separately with the SEC]

2. SkyFrames will pay a deposit in the amount of $________ [Confidential and filed separately with the SEC] to CCSS based on CCSS terms and conditions.

3. CCSS will bill monthly in advance for a minimum of ($______)[Confidential and filed separately with the SEC]or per special terms #5 and #6 which ever is greater.

4.     All  clients  will  execute  a separate Service Agreement with SkyFrames.

5. SkyFrames will bill all clients directly and all client payments will be send directly to SkyFrames. SkyFrames will provide a monthly report from the satellite platform NMS and a summary detailing all network usage, invoicing and payment activity approved by SkyFrames' CPA for each month of operation.

6. CCSS will receive _____ and SkyFrames will receive ______ of the gross monthly service revenues that are actually paid by clients and received by SkyFrames. [Confidential and filed separately with the SEC]

7. If either Party sells equipment thane they will receive the income from that sale, less a new customer set-up fee, which shall be paid to SkyFrames.

8. Each company is responsible for its own obligations and shall not obligate the other without explicate written permission.

9.     _____________________.  [Confidential  and filed separately with the SEC]

10.     Any  dispute  would  be  settle  by  binding  arbitration.

11. The suggested pricing for selling VSAT service is outlined below. If SkyFrames sells VSAT service below the following price schedule, they will seek CCSS approval, which will not be unreasonably withheld.

12. CCSS recognized that SkyFrames is a public company and agrees to jointly release publicly a CCSS approved news release explaining the new relationship.

[Pricing  Table  -  Confidential  and  filed  separately  with  the  SEC]